FOR IMMEDIATE RELEASE

Arcutis Announces Chief Financial Officer Transition

WESTLAKE VILLAGE, CA, April 10, 2025 – Arcutis Biotherapeutics, Inc. (Nasdaq: ARQT), a commercial-stage biopharmaceutical company focused on developing meaningful innovations in immuno-dermatology, today announced that David Topper, Arcutis’ chief financial officer (CFO) is retiring from the Company and Latha Vairavan, currently vice president and controller, will assume the role of CFO and join the executive team as part of a planned succession. Mr. Topper will continue to serve as CFO until the filing of the Company’s first quarter 10-Q and will provide transition support through his departure on May 15, 2025.
Mr. Topper, who has served as the Company’s CFO since April 2024, has been instrumental in strengthening Arcutis’ financial position, which has enabled the Company to continue investing in its future growth. Most notably, he renegotiated the Company’s existing debt facility with SLR Investment Corp., revamped the Company’s overall investor relations strategy, and led the Company’s transition to a large accelerated filer subject to Sarbanes-Oxley Section 404(b) reporting requirements.
“On behalf of the Board of Directors and our entire leadership team, I would like to extend our gratitude to David for his contributions to Arcutis, both during his time as our CFO and prior to that, as a strategic advisor to the Company,” said Frank Watanabe, Arcutis president and CEO. “David has made numerous important contributions to our financial organization that have left Arcutis in a much stronger financial position, and which have prepared us for the exciting period of growth ahead of us.”
“I am delighted to be able to announce that Latha will succeed David as CFO,” Watanabe continued. “We are confident that with her deep understanding of our business, broad professional experience, and strong relationships across our entire organization and industry, she will be able to build on the strong foundation and lead our financial operations effectively.”
“It’s been an honor to work at Arcutis over the past year. Very few biopharma companies reach the level of commercial success that Arcutis has attained. This is due in no small way to the very strong team which is top notch in every way. The market momentum that the company and ZORYVE® (roflumilast) are demonstrating is impressive and I’m confident will continue for years to come,” said David Topper.
Ms. Vairavan has over 20 years of finance and accounting professional experience in the biotech industry. She joined Arcutis in 2020 to lead financial planning and analysis, and later served as vice president of finance and investor relations before assuming her current role as vice president, finance and corporate controller, where she has been responsible for overseeing daily accounting operations, ensuring compliance with financial, accounting, and income tax regulations, managing all investor relations activities, and overseeing financial planning and analysis. Previously, Ms. Vairavan was at Amgen for 12 years, where she held various roles of increasing responsibility within the finance organization, culminating as finance director for U.S. value and access. Ms. Vairavan started her career as a financial consultant working for KPMG and Arthur Andersen. She holds a BS in Business Administration, Finance, from the University of Southern California, and is a licensed CPA in California.
3027 Townsgate Road, Suite 300 Westlake Village, CA 91361 | arcutis.com

“I am excited to take on the role as CFO as we launch and further commercialize ZORYVE in multiple inflammatory skin conditions and build upon our strong financial position,”said Latha Vairavan. “Having been part of the team for several years, I’ve witnessed firsthand the incredible momentum we’re building, and I look forward to helping drive our continued growth and financial strength.”
About Arcutis
Arcutis Biotherapeutics, Inc. (Nasdaq: ARQT) is a commercial-stage medical dermatology company that champions meaningful innovation to address the urgent needs of individuals living with immune-mediated dermatological diseases and conditions. With a commitment to solving the most persistent patient challenges in dermatology, Arcutis has a growing portfolio including three FDA approved products that harness our unique dermatology development platform coupled with our dermatology expertise to build differentiated therapies against biologically validated targets. Arcutis’ dermatology development platform includes a robust pipeline with multiple clinical programs for a range of inflammatory dermatological conditions including scalp and body psoriasis, atopic dermatitis, and alopecia areata. For more information, visit www.arcutis.com or follow Arcutis on LinkedIn, Facebook, Instagram and X.

INDICATIONS
ZORYVE cream, 0.3%, is indicated for topical treatment of plaque psoriasis, including intertriginous areas, in adult and pediatric patients 6 years of age and older.

ZORYVE cream, 0.15%, is indicated for topical treatment of mild to moderate atopic dermatitis in adult and pediatric patients 6 years of age and older.

ZORYVE foam, 0.3%, is indicated for the treatment of seborrheic dermatitis in adult and pediatric patients 9 years of age and older.

IMPORTANT SAFETY INFORMATION
ZORYVE is contraindicated in patients with moderate to severe liver impairment (Child-Pugh B or C).

Flammability: The propellants in ZORYVE foam are flammable. Avoid fire, flame, and smoking during and immediately following application.

The most common adverse reactions (≥1%) for ZORYVE cream 0.3% for plaque psoriasis include diarrhea (3.1%), headache (2.4%), insomnia (1.4%), nausea (1.2%), application site pain (1.0%), upper respiratory tract infection (1.0%), and urinary tract infection (1.0%).

The most common adverse reactions (≥1%) for ZORYVE cream 0.15% for atopic dermatitis include headache (2.9%), nausea (1.9%), application site pain (1.5%), diarrhea (1.5%), and vomiting (1.5%).

The most common adverse reactions (≥1%) for ZORYVE foam 0.3% for seborrheic dermatitis include nasopharyngitis (1.5%), nausea (1.3%), and headache (1.1%).

Please see full Prescribing Information for ZORYVE cream and full Prescribing Information for
3027 Townsgate Road, Suite 300 Westlake Village, CA 91361 | arcutis.com

ZORYVE foam.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For example, statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding the Company’s financial position and potential growth. These statements are subject to substantial known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. Risks and uncertainties that may cause our actual results to differ include risks inherent in our business, reimbursement and access to our products, the impact of competition and other important factors discussed in the “Risk Factors” section of our Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) on February 25, 2025, as well as any subsequent filings with the SEC. Any forward-looking statements that the company makes in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, and speak only as of the date of this press release. Except as required by law, we undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.

Contacts:
Media
Amanda Sheldon, Head of Corporate Communications
media@arcutis.com

Investors
Latha Vairavan, VP Finance & Corporate Controller
ir@arcutis.com

3027 Townsgate Road, Suite 300 Westlake Village, CA 91361 | arcutis.com